Exhibit 24.1

Limited Power of Attorney
Registration Statement on Form S-8

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors/officers of Diamond Hill Investment Group, Inc., an Ohio corporation, which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its shares of common stock, no par value, for offering and sale pursuant to the Diamond Hill Investment Group, Inc. 2022 Equity and Cash Incentive Plan, hereby constitutes and appoints Heather E. Brilliant and Thomas E. Line, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The NASDAQ Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Effective the 14th day of June, 2022, unless otherwise indicated below.

/s/ Heather E. Brilliant	/s/ Thomas E. Line
Heather E. Brilliant	Thomas E. Line

/s/ Jeffrey J. Cook	/s/ James F. Laird
Jeffrey J. Cook	James F. Laird
Controller

/s/ Richard S. Cooley	/s/ Randolph J. Fortener
Richard S. Cooley	Randolph J. Fortener

/s/ Paula R. Meyer	/s/ Nicole R. St. Pierre
Paula R. Meyer	Nicole R. St. Pierre

/s/ L’Quentus Thomas
L’Quentus Thomas